UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 19, 2007
UST INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-17506	06-1193986

State or other jurisdiction of incorporation or organization)	(Commission File Number)	I.R.S. Employer Identification No.)

6 High Ridge Park, Building A, Stamford, Connecticut	06905

(Address of principal executive offices)	(Zip Code)
(203) 817-3000
(Registrant’s telephone number, including area code)
(Former name, former address and former fiscal year,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURE PAGE
EXHIBIT INDEX
EX-10.1: $200,000,000 BRIDGE CREDIT AGREEMENT

Item 1.01 Entry into a Material Definitive Agreement.
On December 19, 2007, UST Inc. (the “Company”) entered into a new $200 million six-month credit agreement (the “New Credit Agreement”), by and among the Company and Morgan Stanley Bank and Lehman Commercial Paper Inc., as the initial Lenders. The New Credit Agreement provides the Company with the capacity to borrow up to an aggregate amount of $200 million in as many as four separate term loans at any time prior to April 30, 2008. Such borrowings will primarily be used to fund a portion of the Company’s ongoing repurchases of its common shares under its share repurchase program. The Company shall repay the unpaid principal amount of any borrowings under the New Credit Agreement by June 19, 2008. The Company currently intends to fund the repayment of any borrowings under the New Credit Agreement with proceeds from an anticipated long-term debt issuance.
As defined and described therein, amounts outstanding under the New Credit Agreement bear interest, at the Company’s option, based on either (1) the higher of the Prime Lending Rate or the Federal Funds Rate, or (2) an adjusted London InterBank Offered Rate (LIBOR) plus a margin equal to 0.225% to 0.550%, calculated on the basis of the Company’s long-term senior unsecured non-credit-enhanced debt ratings (the “Rating”). The Company will pay a quarterly commitment fee on the undrawn portion of the credit facility equal to 0.045% to 0.100%, calculated on the basis of the Rating. In addition, on April 30, 2008, the Company will pay a fee to each Lender equal to 0.075% of each Lender’s commitment on such date, if the anticipated long-term debt issuance has not occurred.
The New Credit Agreement contains customary representations and warranties, as well as customary negative and affirmative covenants, all of which are substantially similar to those included in the Company’s existing five-year revolving credit agreement (the “Existing Credit Agreement”), a description of which was contained in the Company’s Current Report on Form 8-K filed on July 3, 2007.
The description of the New Credit Agreement contained herein is qualified in its entirety by reference to such agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above in Item 1.01 regarding the description of the New Credit Agreement is incorporated herein by reference.
At December 19, 2007, the Company had no direct borrowings under the New Credit Agreement, and an aggregate principal amount of $150 million outstanding under the Existing Credit Agreement. The Company utilized borrowings under the Existing Credit Agreement in connection with its previously announced plans to spend up to $350 million in the fourth quarter of 2007 on share repurchases under its current share repurchase program.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit 10.1	$200,000,000 Bridge Credit Agreement, dated as of December 19, 2007, among UST Inc., as the Borrower, various financial institutions and other persons from time to time parties thereto, as the Lenders, Morgan Stanley Senior Funding, Inc., as the Administrative Agent for the Lenders, and Lehman Brothers Inc., as Syndication Agent, with Morgan Stanley Senior Funding, Inc. and Lehman Brothers Inc. as Joint Lead Arrangers and Joint Book Runners, excluding exhibits and schedules.

SIGNATURE PAGE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2007		UST INC.

	By:	/s/ Raymond P. Silcock Name: Raymond P. Silcock
Title: Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

Exhibit 10.1	$200,000,000 Bridge Credit Agreement, dated as of December 19, 2007, among UST Inc., as the Borrower, various financial institutions and other persons from time to time parties thereto, as the Lenders, Morgan Stanley Senior Funding, Inc., as the Administrative Agent for the Lenders, and Lehman Brothers Inc., as Syndication Agent, with Morgan Stanley Senior Funding, Inc. and Lehman Brothers Inc. as Joint Lead Arrangers and Joint Book Runners, excluding exhibits and schedules.